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                                                                   EXHIBIT 10(k)



                               [CHASE LETTERHEAD]





March 20, 2001

Mr. William J. Murphy
Executive Vice President and CFO
Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

Dear Mr. Murphy:

We are pleased to advise you that based upon your annual audited financial statements for the fiscal year ended 12/31/99, The Chase Manhattan Bank (the "Bank") has approved a $20,000,000 line of credit for Computer Horizons Corp. Our officers may, in their discretion, make short term loans to Computer Horizons Corp. on such terms as are mutually agreed upon between us, from time to time.

As this line is not a commitment, credit availability is, in addition, subject to your execution and delivery of such documents as the Bank deems appropriate including, without limitation, a General Security Agreement and UCC 1 financing statements, and the receipt and continuing satisfaction with current financial information, which information will be furnished to the Bank as it may from time to time reasonably request. This line of credit expires on May 31,2001. Please execute the enclosed note and have it returned to me at your earliest convenience to finalize this matter. Upon execution, this note will replace the $20,000,000 note previously executed by you on December 1, 2000.

Please feel free to contact me should you have any questions.

Sincerely,

/s/ Eileen McEvoy Higgins
-------------------------
Eileen McEvoy Higgins
Vice President

cc:   Michael J. Shea




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                                      NOTE

$20,000,000                                                   New York, New York
                                                                  March 20, 2000

      1. For value received, the undersigned, by this promissory note (the "Note") unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"); at any of its banking offices in New York, New York, in lawful money of the United States and immediately available funds, the principal amount of TWENTY MILLION DOLLARS ($20,000,000) or the aggregate unpaid principal balance of all advances made by the Bank to the undersigned, whichever is less, together with interest on each advance, in like money and funds, at a rate determined by the Bank in its sole discretion at the time of such advance. Each advance shall be payable on the maturity date thereof, as agreed between the Borrower and the Bank on the date of such advance, provided that no advance may mature after May 31, 2001 (the "Final Maturity Date"). Interest shall be payable on the maturity date of each advance and upon any prepayment of any advance.

      2. If all or any portion of any advance shall not be paid when due (whether as stated, by acceleration or otherwise) such advance shall bear interest, for the period from the due date of such advance until the maturity date thereof, at the rate per annum which is equal to 2% above the rate which would otherwise be applicable hereunder and thereafter until the unpaid principal amount thereof shall be paid in full, at the rate per annum which is equal to 2% above the rate of interest publicly announced by the Bank from time to time in New York, New York as its prime rate. Each change in the interest rate hereon resulting from a change in the prime rate of the Bank shall become effective as of the opening of business on the day on which such change in such prime rate occurs. Interest shall be calculated on the basis of a 360 day year for actual days elapsed. Anything in this Note to the contrary notwithstanding, the Bank shall not be permitted to charge or receive, and the undersigned shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law; provided, however, if the maximum rate permitted by law changes, the rate hereunder shall change, without notice to the undersigned, .on the same day the maximum rate permitted by law changes.

      3. The undersigned may not prepay any advance unless it shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any such prepayment. Such loss shall be the difference, as determined by the Bank, between the cost of obtaining the funds for the advance or advances (or portion thereof) prepaid and any lesser amount which may be realized by the Bank in reemploying the funds received in prepayment during the period from the date of prepayment to the maturity date of each advance prepaid.



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      4. If any amount becomes due and payable under this Note on a Saturday,
Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable during such extension at the rate applicable to the Note prior to such extension.

      5. The undersigned shall pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, development and execution of this note and any amendment, supplement or modification hereto, including, without limitation, the fees and disbursements of counsel to the Bank (which may include allocation of the cost of in-house counsel to the Bank).

      6. Upon occurrence, with respect to any maker, endorser or guarantor of any of the following: default in payment of this Note or any other obligation of any nature or description to the Bank (collectively, the "Obligations"); any other violation of any covenant or condition of any of the Obligations; calling a meeting of any creditors; filing of a voluntary or involuntary petition under the Federal Bankruptcy Code which, in the case of an involuntary petition, is not dismissed, discharged or bonded within 60 days of the date of such petition; insolvency; entry of a judgment; failure to pay or remit any tax when assessed or due unless contested in good faith by appropriate proceedings, for which adequate reserves are being provided; death (in the case of an individual), termination (in the case of a partnership) or dissolution (in the case of a corporation); granting a security interest in any property OTHER THAN IN FAVOR OF THE BANK OR PNC BANK, NATIONAL ASSOCIATION (THE "PERMITTED LIENS"); THE OCCURRENCE OF AN "EVENT OF DEFAULT" UNDER ANY AGREEMENTS CREATING SUCH PERMITTED LIENS; suspension or liquidation of usual business; failing to furnish financial information or to permit inspection of books or records; making any misrepresentation to the Bank in obtaining credit; or, in the Bank's opinion, impairment of financial responsibility; then the Obligations shall be due and payable immediately without notice or demand.

      7. The undersigned agrees to indemnify the Bank for, and to hold the Bank harmless from, any loss or expense which the Bank may sustain or incur, including any interest payment by the Bank to lenders of funds borrowed by it in order to make or maintain the loans evidenced hereby as a consequence of (a) default by the undersigned in payment of THE principal amount of, or interest on, this Note AND (B) PAYMENT BY THE UNDERSIGNED ON A DAY OTHER THAN THE MATURITY DATE OF ANY ADVANCE AS A RESULT OF ACCELERATION OF THE OBLIGATIONS HEREUNDER OR OTHERWISE. This covenant shall survive payment of this Note.

      8. Each advance, and each payment made on account of the principal thereof, shall be endorsed by the holder on an attachment hereto on the date such advance is made or a payment in immediately available funds is received. This Note shall be used to record all advances and payments of principal made hereunder until it is surrendered to the undersigned by the Bank and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder.


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      9. THIS NOTE IS SECURED BY THE COLLATERAL DESCRIBED IN A CERTAIN SECURITY
AGREEMENT (GENERAL PURPOSE) DATED MARCH 23, 2001 AND EXECUTED BY THE BORROWER IN FAVOR OF THE BANK, TOGETHER WITH ANY AND ALL AMENDMENTS, MODIFICATIONS, AND SUPPLEMENTS THERETO OR SUBSTITUTES THEREFOR, AND REFERENCE IS MADE TO SUCH AGREEMENT FOR A FULL DESCRIPTION OF THE TERMS AND CONDITIONS THEREOF.

      10. The Bank shall have a continuing lien and/or right of set-on on deposits (general and special) and credits with the Bank of every maker, endorser and guarantor, and may apply all or part of same to the Obligations (whether contingent or unmatured), at any time or times, without notice. The Bank shall have a continuing lien on all property of every maker, endorser and guarantor and the proceeds thereof held or received by or for the Bank for any purpose. Any notice of disposition of property shall be deemed reasonable if mailed at least 5 days before such disposition to the last address of such maker, endorser or guarantor on the Bank's records. Each maker, endorser and guarantor agrees to pay the costs and expenses (including, without limitation, reasonable attorneys' fees) of enforcing the Obligations. Each maker, endorser and guarantor waives protest and, in any litigation (whether or not relating to the Obligations) in which the Bank and any of them shall be adverse parties, waives the right to interpose any set--off or counterclaim of any nature or description and any defense based upon any statute of limitations or any claim of laches. Time for payment extended by law shall be included in the computation of interest.

      11. The undersigned hereby irrevocably (a) submits, in any legal proceeding relating to this Note, to the non-exclusive IN PERSONAM jurisdiction of any state or United States court of competent jurisdiction sitting in the State of New York and agrees to suit being brought in any such court; (b) agrees to service of process in any such legal proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex. to the undersigned at the last known address of the undersigned on the books of the Bank. and (c) agrees that nothing contained herein shall affect the Bank's right to effect service of process in any other manner permitted by law; and the undersigned and the Bank hereby irrevocably waive, in any such legal proceeding, trial by jury.

      12. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                                COMPUTER HORIZONS CORP.


                                                By:  /s/ Michael J. Shea
                                                   -----------------------------
                                                   Title: V.P. Controller



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